Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Northwest Pipe Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.01 par value per share	457 (o)	(1)	(2)	(2)				0	0	0	0
Fees to Be Paid	Equity	Preferred stock, $0.01 par value per share	457 (o)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities	457 (o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Warrants	457 (o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Units	457 (o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457 (o)	(1)	(2)	$150,000,000	0.00014760	$22,140
	Total Offering Amounts					$150,000,000		$22,140
	Total Fees Previously Paid							$–
	Total Fee Offsets							$16,365	(3)
	Net Fee Due							$5,775	(3)

(1)

There are being registered under this registration statement (“Registration Statement”) an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, and an indeterminate amount of units, as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange, exercise, or settlement of any securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, any convertible preferred stock or debt securities, or upon exercise of any warrant, and such indeterminate number of shares of common stock and preferred stock as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends, or similar transactions, or pursuant to any anti-dilution provisions of any securities. In no event will the aggregate initial offering price of all securities issued from time to time by the registrant pursuant to this Registration Statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, excluding accrued interest, if any, on any debt securities issued under the Registration Statement.

(2)

The proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price for each class of securities registered hereunder will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security as provided by Item 16(b) of Form S‑3 under the Securities Act.

(3)	The registrant previously paid registration fees of $2,457 with respect to the registration of an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, and an indeterminate amount of units on its registration statement on Form S‑3 filed on October 23, 2020 and declared effective on November 3, 2020 (Commission File No. 333‑249637) (the “2020 Registration Statement”) and $13,908 with respect to the registration of an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, and an indeterminate amount of units on its registration statement on Form S‑3 filed on March 17, 2017 and declared effective on September 15, 2017 (Commission File No. 333‑216802) (the “2017 Registration Statement”). Pursuant to Rule 415(a)(5), on November 3, 2023, the 2020 Registration Statement expired with no securities sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by $16,365, which represents the aggregate registration fees previously paid with respect to $150,000,000 of unsold securities previously registered under the 2020 Registration Statement, including $120,000,000 of unsold securities previously registered under the 2017 Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Northwest Pipe Company	S-3	333-249637	10/23/2020		$2,457	(1)	Unallocated (Universal Shelf)	(1)	Unallocated (Universal Shelf)	$150,000,000
Fee Offset Sources	Northwest Pipe Company	S-3	333-249637		10/23/2020							$2,457(1)
Fee Offset Claims	Northwest Pipe Company	S-3	333-216802	03/17/2017		$13,908	(1)	Unallocated (Universal Shelf)	(1)	Unallocated (Universal Shelf)	$120,000,000
Fee Offset Sources	Northwest Pipe Company	S-3	333-216802		03/17/2017							$13,908(1)

(1)	The registrant previously paid registration fees of $2,457 with respect to the registration of an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, and an indeterminate amount of units on its registration statement on Form S‑3 filed on October 23, 2020 and declared effective on November 3, 2020 (Commission File No. 333‑249637) (the “2020 Registration Statement”) and $13,908 with respect to the registration of an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, and an indeterminate amount of units on its registration statement on Form S‑3 filed on March 17, 2017 and declared effective on September 15, 2017 (Commission File No. 333‑216802) (the “2017 Registration Statement”). Pursuant to Rule 415(a)(5), on November 3, 2023, the 2020 Registration Statement expired with no securities sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by $16,365, which represents the aggregate registration fees previously paid with respect to $150,000,000 of unsold securities previously registered under the 2020 Registration Statement, including $120,000,000 of unsold securities previously registered under the 2017 Registration Statement.